As filed with the Securities and Exchange
Commission on April 4, 2001       Registration No. 333-34014
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 2

                                       TO

                                    FORM S-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                    Aetna Life Insurance and Annuity Company
--------------------------------------------------------------------------------

                                   Connecticut
--------------------------------------------------------------------------------

                                   71-0294708
--------------------------------------------------------------------------------

       151 Farmington Avenue, Hartford, Connecticut 06156, (860) 273-4686
--------------------------------------------------------------------------------

                           Julie E. Rockmore, Counsel
                    Aetna Life Insurance and Annuity Company
            151 Farmington Avenue, TS31, Hartford, Connecticut 06156
                                 (860) 273-4686
--------------------------------------------------------------------------------
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

--------------------------------------------------------------------------------

The annuities covered by this registration statement are to be issued from time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [XX]

If the registrant elects to deliver its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1) of this Form, check the following box. [XX]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]_________________

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ] ______________

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________

If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                              CROSS REFERENCE SHEET
                           PURSUANT TO REGULATION S-K
                                   ITEM 501(b)

   FORM S-2                                                                          LOCATION - PROSPECTUS
   ITEM NO.                   INFORMATION REQUIRED IN PROSPECTUS                       DATED MAY 1, 2001
   --------                   ----------------------------------                       -----------------
       1         Forepart of the Registration Statement and Outside Front
                     Cover Page of Prospectus ..............................      Outside Front Cover

       2         Inside Front and Outside Back Cover
                     Pages of Prospectus....................................      Table of Contents (inside front cover)

       3         Summary Information, Risk Factors and Ratio of Earnings
                     to Fixed Charges.......................................      Summary

       4         Use of Proceeds............................................      Not Applicable

       5         Determination of Offering Price............................      Not Applicable

       6         Dilution...................................................      Not Applicable

       7         Selling Security Holders...................................      Not Applicable

       8         Plan of Distribution.......................................      Other Topics - Distribution of Contracts

       9         Description of Securities to be
                     Registered.............................................      Description of the Guaranteed Account -
                                                                                  Guaranteed Terms and Guaranteed
                                                                                  Interest Rates


                 Interests of Named Experts and
      10             Counsel................................................      Other Topics - Experts

   FORM S-2                                                                          LOCATION - PROSPECTUS
   ITEM NO.                 INFORMATION REQUIRED IN PROSPECTUS                         DATED MAY 1, 2001
   --------                 ----------------------------------                         -----------------
      11         Information with Respect to the
                 Registrant................................................      Not Applicable


      12         Incorporation of Certain Information
                 by Reference..............................................      Other Topics - Incorporation of Certain
                                                                                 Documents by Reference
                 Disclosure of Commission Position
                 on Indemnification for Securities
      13         Act Liabilities...........................................      Not Applicable

                     ALIAC GUARANTEED ACCOUNT - MAY 1, 2001
-----------------------------------------------------------------------

INTRODUCTION

The ALIAC Guaranteed Account (the Guaranteed Account) is a fixed interest option available during the accumulation phase of certain variable annuity contracts issued by Aetna Life Insurance and Annuity Company (the Company, we, us, our). Read this prospectus carefully before investing in the Guaranteed Account and save it for future reference.


GENERAL DESCRIPTION
The Guaranteed Account offers investors an opportunity to earn specified guaranteed rates of interest for specified periods of time, called guaranteed terms. We generally offer several guaranteed terms at any one time for those considering investing in the Guaranteed Account. Each guaranteed term offers a guaranteed interest rate for investments that remain in the Guaranteed Account for the duration of the specific guaranteed term. The guaranteed term establishes both the length of time for which we agree to credit a guaranteed interest rate and how long your investment must remain in the Guaranteed Account in order to receive the guaranteed interest rate.
We guarantee both principal and interest if, and only if, your investment remains invested for the full guaranteed term. Charges related to the contract, such as a maintenance fee or early withdrawal charge, may still apply even if you do not withdraw until the end of a guaranteed term. INVESTMENTS TAKEN OUT OF THE GUARANTEED ACCOUNT PRIOR TO THE END OF A GUARANTEED TERM MAY BE SUBJECT TO A MARKET VALUE ADJUSTMENT WHICH MAY RESULT IN AN INVESTMENT GAIN OR LOSS. SEE "MARKET VALUE ADJUSTMENT," PAGE 11.


PREMIUM BONUS OPTION. If the premium bonus option is available under your contract and you elect that option, we will credit a premium bonus to your contract for each purchase payment you make during the first account year. There is an additional charge for this option during the first seven account years. For amounts allocated to the Guaranteed Account, the assessment of this charge will result in a reduction in the interest which would have been credited to your account during the first seven account years if you had not elected the premium bonus option. Therefore, the fees you will pay if you elect the premium bonus option will be greater than the fees you will pay if you do not elect the premium bonus option. The premium bonus option may not be right for you if you expect to make additional purchase payments after the first account year or if you anticipate that you will need to make withdrawals during the first seven account years. In these circumstances the amount of the premium bonus option charge may be more than the amount of the premium bonus we credit to your contract. See the "Premium Bonus Option--Suitability" section of the contract prospectus. The premium bonus option may not be available under all contracts or in all states.

This prospectus will explain:
-- Guaranteed interest rates and guaranteed terms;
-- Contributions to the Guaranteed Account;
-- Types of investments available;
-- How rates are offered;
-- How there can be an investment risk and how we calculate gain or loss;
-- Contract charges that can affect your account value in the
   Guaranteed Account;
-- Taking investments out of the Guaranteed Account; and -- How to reinvest or withdraw at maturity.

ADDITIONAL DISCLOSURE INFORMATION
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense. We do not intend for this prospectus to be an offer to sell or a solicitation of an offer to buy these securities in any state or jurisdiction that does not permit their sale. We have not authorized anyone to provide you with information that is different than that contained in this prospectus. The Guaranteed Account is not a deposit with, obligation of or guaranteed or endorsed by any bank, nor is it insured by the FDIC.
                           Our Home Office:
               Aetna Life Insurance and Annuity Company
                        151 Farmington Avenue
                     Hartford, Connecticut 06156
                            1-800-262-3862

                                            TABLE OF CONTENTS


                                                                                                   PAGE
                                       SUMMARY.....................................................   3

                                       DESCRIPTION OF THE GUARANTEED ACCOUNT.......................   6
                                       General, Contributions to the Guaranteed Account, Deposit
                                       Period, Guaranteed Terms, Guaranteed Interest Rates,
                                       Maturity Value Transfer Provision

                                       TRANSFERS...................................................   9

                                       WITHDRAWALS.................................................  10
                                       Deferral of Payments, Reinstatement Privilege

                                       MARKET VALUE ADJUSTMENT (MVA)...............................  11
                                       Calculation of the MVA, Deposit Period Yield, Current Yield,
                                       MVA Formula

                                       CONTRACT CHARGES............................................  13
                                       OTHER TOPICS................................................  13

                                       The Company--Income Phase--Investments--Distribution of
                                       Contracts--Taxation--Experts--Legal Matters--Further
                                       Information--Incorporation of
                                       Certain Documents by Reference--Inquiries

                                       APPENDIX I--EXAMPLES OF MARKET VALUE ADJUSTMENT
                                       CALCULATIONS................................................  17

                                       APPENDIX II--EXAMPLES OF MARKET VALUE ADJUSTMENT YIELDS.....  19

[SIDE NOTE]
QUESTIONS: CONTACTING THE COMPANY. To answer your questions, contact your sales representative or write or call our Home Office at:
ING Aetna Financial Services
Annuity Services
151 Farmington Avenue
Hartford, CT 06156-1258
1-800-262-3862
[END SIDE NOTE]

SUMMARY
----------------------------------------------

The Guaranteed Account is a fixed interest option that may be available during the accumulation phase of your variable annuity contract. The following is a summary of certain facts about the Guaranteed Account.

IN GENERAL. Amounts that you invest in the Guaranteed Account will earn a guaranteed interest rate if left in the Guaranteed Account for a specified period of time (the guaranteed term). You must invest amounts in the Guaranteed Account for the full guaranteed term in order to receive the quoted guaranteed interest rate. If you withdraw or transfer those amounts before the end of the guaranteed term, we may apply a "market value adjustment," which may be positive or negative.

DEPOSIT PERIODS. A deposit period is the time during which we offer a specific guaranteed interest rate if you deposit dollars for a specific guaranteed term. For a particular guaranteed interest rate and guaranteed term to apply to your account dollars, you must invest them during the deposit period in which that rate and term are offered.

GUARANTEED TERMS. A guaranteed term is the period of time account dollars must be left in the Guaranteed Account in order to earn the guaranteed interest rate specified for that guaranteed term. We offer different guaranteed terms at different times. We may also offer more than one guaranteed term of the same duration with different guaranteed interest rates. Check with your sales representative or the Company to learn the details about the guaranteed term(s) currently offered. We reserve the right to limit the number of guaranteed terms or the availability of certain guaranteed terms.


GUARANTEED INTEREST RATES. We guarantee different interest rates, depending upon when account dollars are invested in the Guaranteed Account. For guaranteed terms one year or longer, we may offer different rates for specified time periods within a guaranteed term. The interest rate we guarantee is an annual effective yield; that means that the rate reflects a full year's interest. We credit interest at a rate that will provide the guaranteed annual effective yield over one year. The guaranteed interest rate(s) is guaranteed for that deposit period and for the length of the guaranteed term.


The guaranteed interest rates we offer will always meet or exceed the minimum interest rates agreed to in the contract. Apart from meeting the contractual minimum interest rates, we cannot guarantee any aspect of future offerings.

FEES AND OTHER DEDUCTIONS. We do not make deductions from amounts in the Guaranteed Account to cover mortality and expense risks. We consider these risks when determining the credited rate. The following other types of charges may be deducted from amounts held in, withdrawn or transferred from the Guaranteed
Account:

-- Market Value Adjustment (MVA). An MVA may be applied to amounts transferred or withdrawn prior to the end of a guaranteed term, which reflects changes in interest rates since the deposit period. The MVA may be positive or negative and therefore may increase or decrease the amount withdrawn to satisfy a transfer or withdrawal request. See "Market Value Adjustment (MVA)."

[SIDE NOTE]
CONTRACT HOLDER (YOU/YOUR): The contract holder of any individually owned contract or the certificate holder of a group contract.
[END SIDE NOTE]

-- Tax Penalties and/or Tax Withholding. Amounts withdrawn may be subject to withholding for federal income taxes, as well as a 10% penalty tax for amounts withdrawn prior to your having attained age 59 1/2. See "Taxation"; see also the "Taxation" section of the contract prospectus.

-- Early Withdrawal Charge. An early withdrawal charge, which is a deferred sales charge, may apply to amounts withdrawn from the contract, in order to reimburse us for some of the sales and administrative expenses associated with the contract. See "Contract Charges"; see also the "Fees" section of the contract prospectus.

-- Maintenance Fee. A maintenance fee of up to $30 may be deducted, on an annual basis, pro rata from all funding options including the Guaranteed Account. See "Contract Charges"; see also the "Fees" section of the contract prospectus.

-- Transfer Fees. During the accumulation phase, transfer fees of up to $10 per transfer may be deducted from amounts held in or transferred from the Guaranteed Account. See "Contract Charges"; see also the "Fees" section of the contract prospectus.


-- Premium Taxes. We may deduct a charge for premium taxes of up to 4% from amounts in the Guaranteed Account. See "Contract Charges"; see also the "Fees" section of the contract prospectus.



-- Premium Bonus Option Charge. If the premium bonus option is available under your contract and elected by you at the time of application, a charge will be deducted from amounts allocated to the Guaranteed Account, resulting in a 0.50% reduction in the interest which would have been credited to your account during the first seven account years if you had not elected the premium bonus option. See "Contract Charges"; see also the "Fee Tables," "Fees" and "Premium Bonus Option" sections of the contract prospectus.


MARKET VALUE ADJUSTMENT (MVA). If you withdraw or transfer your account value from the Guaranteed Account before a guaranteed term is complete, an MVA may apply. The MVA reflects the change in the value of the investment due to changes in interest rates since the date of deposit. The MVA may be positive or negative depending upon interest rate activity at the time of withdrawal or transfer.

An MVA will not apply to:

-- Amounts transferred or withdrawn at the end of a guaranteed term;

-- Transactions made under the maturity value transfer provision;

-- Transfers due to participation in the dollar cost averaging program (see
   "Market Value Adjustment" for certain restrictions);

-- Amounts distributed under a systematic distribution option (see "Systematic
   Distribution Options" in the contract prospectus);

-- Withdrawals for minimum distributions required by the Internal Revenue Code of 1986, as amended (Tax Code), and for which the early withdrawal charge is waived; and

-- Withdrawals due to your exercise of the right to cancel your contract. See the "Right to Cancel" section of the contract prospectus.

MVAs applied to withdrawals or transfers from the Guaranteed Account will be calculated as an "aggregate MVA," which is the sum of all MVAs applicable due to the withdrawal (see sidebar on page 11 for an example of the calculation of the aggregate MVA). The following withdrawals will be subject to an aggregate MVA only if it is positive:

-- Withdrawals due to the election of a lifetime income option; and

-- Unless otherwise noted, payment of a guaranteed death benefit (if paid within the first six months following death).

All other withdrawals will be subject to an aggregate MVA, regardless of whether it is positive or negative, including:

-- Withdrawals due to the election of a nonlifetime income option;

-- Payment of a guaranteed death benefit due to the death of a spousal beneficiary or a joint contract holder who continued the account in his or her name after the death of the other joint contract holder;

-- Payment of a guaranteed death benefit more than six months after the date of death (except under certain contracts issued in the State of New York); and

-- Full or partial withdrawals during the accumulation phase (an MVA may not apply in certain situations, see "Market Value Adjustment (MVA)").

See "Description of the Guaranteed Account" and "Market Value Adjustment (MVA)."

MATURITY OF A GUARANTEED TERM. On or before the end of a guaranteed term, you may instruct us to:

-- Transfer the matured amount to one or more new guaranteed terms available under the current deposit period;

-- Transfer the matured amount to other available investment options; or

-- Withdraw the matured amount.


Amounts withdrawn may be subject to an early withdrawal charge, a maintenance fee, tax withholding and, if you are under age 59 1/2, tax penalties. Withdrawals may also result in the forfeiture of all or a part of any premium bonus credited to the Guaranteed Account. See "Description of the Guaranteed Account--Maturity of a Guaranteed Term"; see also the "Premium Bonus Option--Forfeiture" and "Withdrawals" sections of the contract prospectus.


See "Contract Charges"; see also the "Fees" and "Taxation" sections of the contract prospectus.

When a guaranteed term ends, if we have not received instructions from you, we will automatically reinvest the maturing investment into a new guaranteed term of similar length (see "Maturity of a Guaranteed Term" and "Maturity Value Transfer Provision"). If the same guaranteed term is no longer available, the next shortest guaranteed term available in the current deposit period will be used. If no shorter guaranteed term is available, the next longest guaranteed term will be used.

If you do not provide instructions concerning the maturing amount on or before the end of a guaranteed term, and this amount is automatically reinvested as noted above, the maturity value transfer provision will apply.

MATURITY VALUE TRANSFER PROVISION. This provision allows transfers or withdrawals of amounts automatically reinvested at the end of a guaranteed term without an MVA, if the transfer or withdrawal occurs during the calendar month immediately following a guaranteed term maturity date. As described in "Fees and Other Deductions" above, other fees, including an early withdrawal charge and a maintenance fee, may be assessed on amounts withdrawn. See "Maturity Value Transfer Provision."

TRANSFER OF ACCOUNT DOLLARS. Generally, account dollars invested in the Guaranteed Account may be transferred among guaranteed terms offered through the Guaranteed Account and/or to other investment options offered through the contract. However:

-- Transfers may not be made during the deposit period in which your account dollars are invested in the Guaranteed Account or for 90 days after the close of that deposit period; and

-- We may apply an MVA to transfers made before the end of a guaranteed term.

INVESTMENTS. Guaranteed interest rates credited during any guaranteed term do not necessarily relate to investment performance. Deposits received into the Guaranteed Account will generally be invested in federal, state and municipal obligations, corporate bonds, preferred stocks, real estate mortgages, real estate, certain other fixed income investments and cash or cash equivalents. All of our general assets are available to meet guarantees under the Guaranteed Account.

Amounts allocated to the Guaranteed Account are held in a nonunitized separate account established by the Company under Connecticut law. To the extent provided for in the contract, assets of the separate account are not chargeable with liabilities arising out of any other business that we conduct. See "Investments."

NOTIFICATION OF MATURITY. We will notify you at least 18 calendar days prior to the maturity of a guaranteed term. We will include information relating to the current deposit period's guaranteed interest rates and the available guaranteed terms. You may obtain information concerning available deposit periods, guaranteed interest rates and guaranteed terms by telephone (1-800-262-3862). See "Description of the ALIAC Guaranteed Account--General" and "Maturity of a Guaranteed Term."

DESCRIPTION OF THE GUARANTEED ACCOUNT
----------------------------------------------

GENERAL

The Guaranteed Account offers guaranteed interest rates for specific guaranteed terms. For a particular guaranteed interest rate and guaranteed term to apply to your account dollars, you must invest them during the deposit period in which that rate and term are offered. For guaranteed terms of one year or longer, we may offer different interest rates for specified time periods within a guaranteed term. We may also offer more than one guaranteed term of the same duration with different guaranteed interest rates.

An MVA may be applied to any values withdrawn or transferred from a guaranteed term prior to the end of that guaranteed term, except for amounts transferred under the maturity value transfer provision, amounts transferred under the dollar cost averaging program, amounts withdrawn under a systematic distribution option, amounts withdrawn for minimum distributions required by the Tax Code and withdrawals due to your exercise of the right to cancel your contract.

MVAs applied to withdrawals or transfers from the Guaranteed Account will be calculated as an "aggregate MVA," which is the sum of all MVAs applicable due to the withdrawal (see sidebar on page 11 for an example of the calculation of the aggregate MVA). The following withdrawals will be subject to an aggregate MVA only if it is positive:

-- Withdrawals due to the election of a lifetime income option; and

-- Unless otherwise noted, payment of a guaranteed death benefit (if paid within the first six months following death).

All other withdrawals will be subject to an aggregate MVA, regardless of whether it is positive or negative, including:

-- Withdrawals due to the election of a nonlifetime income option;

-- Payment of a guaranteed death benefit due to the death of a spousal beneficiary or a joint contract holder who continued the account in his or her name after the death of the other joint contract holder;

-- Payment of a guaranteed death benefit more than six months after the date of death (except under certain contracts issued in the State of New York); and

-- Full or partial withdrawals during the accumulation phase (an MVA may not apply in certain situations, see "Market Value Adjustment (MVA)").

We maintain a toll-free telephone number for those wishing to obtain information concerning available deposit periods, guaranteed interest rates and guaranteed terms. The telephone number is 1-800-262-3862. At least 18 calendar days before a guaranteed term matures we will notify you of the upcoming deposit period dates and information on the current guaranteed interest rates, guaranteed terms and projected matured guaranteed term values.

CONTRIBUTIONS TO THE GUARANTEED ACCOUNT

You may invest in the guaranteed terms available in the current deposit period by allocating new payments to the Guaranteed Account or by transferring a sum from other funding options available under the contract or from other guaranteed terms of the Guaranteed Account, subject to the transfer limitations described in the contract. We may limit the number of guaranteed terms you may select. Currently, if the dollar cost averaging program is in effect in a guaranteed term and you wish to add an additional deposit to be dollar cost averaged, all amounts to be dollar cost averaged will be combined and the dollar cost averaging amount will be recalculated. This will affect the duration of amounts in the guaranteed term.

Although there is currently no limit, we reserve the right to limit the total number of investment options you may select at any one time during the life of the contract. For purposes of determining any limit, each guaranteed term counts as one investment option. Although we may require a minimum payment(s) to a contract, we do not require a minimum investment for a guaranteed term. Refer to the contract prospectus. There is a $500 minimum for transfers from other funding options.

Investments may not be transferred from a guaranteed term during the deposit period in which the investment is applied or during the first 90 days after the close of the deposit period. This restriction does not apply to amounts transferred or withdrawn under the maturity value transfer provision, to amounts transferred under the dollar cost averaging program or, in some situations, withdrawn because you discontinued the dollar cost averaging program, or to amounts distributed under a systematic distribution option. See "Maturity Value Transfer Provision" and "Transfers."

DEPOSIT PERIOD

The deposit period is the period of time during which you may direct investments to a particular guaranteed term(s) and receive a stipulated guaranteed interest rate(s). Each deposit period may be a month, a calendar quarter or any other period of time we specify.

GUARANTEED TERMS

A guaranteed term is the time we specify during which we credit the guaranteed interest rate. We offer guaranteed terms at our discretion for various periods ranging up to and including ten years. We may limit the number of guaranteed terms you may select and may require enrollment in the dollar cost averaging program.

GUARANTEED INTEREST RATES

Guaranteed interest rates are the rates that we guarantee will be credited on amounts applied during a deposit period for a specific guaranteed term. We may offer different guaranteed interest rates on guaranteed terms of the same duration. Guaranteed interest rates are annual effective yields, reflecting a full year's interest. We credit interest at a rate that will provide the guaranteed annual effective yield over one year. Guaranteed interest rates are credited according to the length of the guaranteed term as follows:

GUARANTEED TERMS OF ONE YEAR OR LESS. The guaranteed interest rate is credited from the date of deposit to the last day of the guaranteed term.

GUARANTEED TERMS OF GREATER THAN ONE YEAR. Except for those contracts or certificates issued in the State of New York, several different guaranteed interest rates may be applicable during a guaranteed term of more than one year. The initial guaranteed interest rate is credited from the date of deposit to the end of a specified period within the guaranteed term. We may credit several different guaranteed interest rates for subsequent specific periods of time within the guaranteed term. For example, for a five-year guaranteed term we may guarantee 7% for the first year, 6.75% for the next two years and 6.5% for the remaining two years. We reserve the right, however, to apply one guaranteed interest rate for an entire guaranteed term.

We will not guarantee or credit a guaranteed interest rate below the minimum rate specified in the contract, nor will we credit interest at a rate above the guaranteed interest rate we announce prior to the start of a deposit period.

Our guaranteed interest rates are influenced by, but do not necessarily correspond to, interest rates available on fixed income investments we may buy using deposits directed to the Guaranteed Account (see "Investments"). We consider other factors when determining guaranteed interest rates including regulatory and tax requirements, sales commissions and administrative expenses borne by the Company, general economic trends and competitive factors. WE MAKE THE FINAL DETERMINATION REGARDING GUARANTEED INTEREST RATES. WE CANNOT PREDICT THE LEVEL OF FUTURE GUARANTEED INTEREST RATES.

MATURITY OF A GUARANTEED TERM. At least 18 calendar days prior to the maturity of a guaranteed term we will notify you of the upcoming deposit period, the projected value of the amount maturing at the end of the guaranteed term and the guaranteed interest rate(s) and guaranteed term(s) available for the current deposit period.

[SIDE NOTE]
BUSINESS DAY--Any day on which the New York Stock Exchange is open. [END SIDE NOTE]

When a guaranteed term matures, the amounts in any maturing guaranteed term may be:

-- Transferred to a new guaranteed term(s), if available under the contract;

-- Transferred to any of the allowable investment options available under the contract; or

-- Withdrawn from the contract.


We do not apply an MVA to amounts transferred or withdrawn from a guaranteed term on the date the guaranteed term matures. Amounts withdrawn, however, may be subject to an early withdrawal charge, a maintenance fee, taxation and, if the contract holder is under age 59 1/2, tax penalties. Withdrawals may also result in the forfeiture of all or part of any premium bonus credited to the Guaranteed Account. See the "Premium Bonus Option--Forfeiture" and "Withdrawals" sections of the contract prospectus.


If we have not received direction from you by the maturity date of a guaranteed term, we will automatically transfer the matured term value to a new guaranteed term of similar length. If the same guaranteed term is no longer available, the next shortest guaranteed term available in the current deposit period will be used. If no shorter guaranteed term is available, the next longest guaranteed term will be used.

Under the Guaranteed Account, each guaranteed term is counted as one funding option. If a guaranteed term matures, and is renewed for the same term, it will not count as an additional investment option for purposes of any limitation on the number of investment options.

You will receive a confirmation statement, plus information on the new guaranteed rate(s) and guaranteed term.

MATURITY VALUE TRANSFER PROVISION

If we automatically reinvest the proceeds from a matured guaranteed term, you may transfer or withdraw from the Guaranteed Account the amount that was reinvested without an MVA. An early withdrawal charge and maintenance fee may apply to withdrawals. If the full amount reinvested is transferred or withdrawn, we will include interest credited to the date of the transfer or withdrawal. This provision is only available until the last business day of the month following the maturity date of the prior guaranteed term. This provision only applies to the first transfer or withdrawal request received from the contract holder with respect to a particular matured guaranteed term value, regardless of the amount involved in the transaction.

TRANSFERS
----------------------------------------------

We allow you to transfer all or a portion of your account value to the Guaranteed Account or to other investment options under the contract. We do not allow transfers from any guaranteed term to any other guaranteed term or investment option during the deposit period for that guaranteed term or for 90 days following the close of that deposit period. The 90-day wait does not apply to:

-- Amounts transferred on the maturity date or under the maturity value transfer provision;

-- Amounts transferred from the Guaranteed Account before the maturity date due to the election of an income phase payment option;

-- Amounts distributed under a systematic distribution option;

[SIDE NOTE]
GUARANTEED TERM GROUP--A grouping of deposits or investments having the same guaranteed term.
[END SIDE NOTE]

-- Amounts transferred from an available guaranteed term in connection with the dollar cost averaging program; and

-- Withdrawals due to your exercise of the right to cancel your contract. See the "Right to Cancel" section of the contract prospectus.

Transfers after the 90-day period are permitted from a guaranteed term(s) to another guaranteed term(s) available during a deposit period or to other available investment options. We will apply an MVA to transfers made before the end of a guaranteed term. Transfers within one calendar month of a term's maturity date are not counted as one of the 12 free transfers of accumulated values in the account.

When the contract holder requests the transfer of a specific dollar amount, we account for any applicable MVA in determining the amount to be withdrawn from a guaranteed term(s) to fulfill the request. Therefore, the amount we actually withdraw from the guaranteed term(s) may be more or less than the requested dollar amount (see "Appendix I" for an example). For more information on transfers, see the contract prospectus.

WITHDRAWALS
----------------------------------------------

The contract allows for full or partial withdrawals from the Guaranteed Account at any time during the accumulation phase. To make a full or partial withdrawal, a request form (available from us) must be properly completed and submitted to our Home Office (or other designated office as provided in the contract).


Partial withdrawals are made pro rata from each guaranteed term group. From each guaranteed term group, we will first withdraw funds from the oldest deposit period, then from the next oldest and so on.


We may apply an MVA to withdrawals made prior to the end of a guaranteed term, except for withdrawals made under the maturity value transfer provision (see "Market Value Adjustment"). We may deduct an early withdrawal charge and maintenance fee. The early withdrawal charge is a deferred sales charge which may be deducted upon withdrawal to reimburse us for some of the sales and administrative expenses associated with the contract. A maintenance fee, up to $30, may be deducted pro rata from each of the funding options, including the Guaranteed Account. Refer to the contract prospectus for a description of these charges. When a request for a partial withdrawal of a specific dollar amount is made, we will include the MVA in determining the amount to be withdrawn from the guaranteed term(s) to fulfill the request. Therefore, the amount we actually take from the guaranteed term(s) may be more or less than the dollar amount requested. See "Appendix I" for an example.

DEFERRAL OF PAYMENTS

Under certain emergency conditions, we may defer payment of a Guaranteed Account withdrawal for up to six months. Refer to the contract prospectus for more details.

REINSTATEMENT PRIVILEGE

You may elect to reinstate all or a portion of a full withdrawal during the 30 days following such a withdrawal. We must receive amounts for reinstatement within 60 days of the withdrawal.

[SIDE NOTE]
AGGREGATE MVA--The total of all MVAs applied due to a transfer or withdrawal. CALCULATION OF THE AGGREGATE MVA--In order to satisfy a transfer or withdrawal, amounts may be withdrawn from more than one guaranteed term, with more than one guaranteed interest rate. In order to determine the MVA applicable to such a transfer or withdrawal, the MVAs applicable to EACH GUARANTEED TERM will be added together, in order to determine the "aggregate MVA."
Example:
$1,000 withdrawal, two guaranteed terms,
MVA1 = $10, MVA2 = $-30
$10 + $-30 = $-20.
Aggregate MVA = $-20.
Example:
$1,000 withdrawal, two guaranteed terms,
MVA1 = $30, MVA2 = $-10
$30 + $-10 = $20.
Aggregate MVA = $20.
[END SIDE NOTE]


We will apply reinstated amounts to the current deposit period. This means that the guaranteed annual interest rate and guaranteed terms available on the date of reinstatement will apply. Amounts are reinstated in the same proportion as prior to the full withdrawal. We will not credit your account for market value adjustments or any premium bonus forfeited that we deducted at the time of withdrawal or refund any taxes that were withheld. Refer to the contract prospectus for further details.


MARKET VALUE ADJUSTMENT (MVA)
----------------------------------------------

We apply an MVA to amounts transferred or withdrawn from the Guaranteed Account prior to the end of a guaranteed term. To accommodate early withdrawals or transfers, we may need to liquidate certain assets or use cash that could otherwise be invested at current interest rates. When we sell assets prematurely we could realize a profit or loss depending upon market conditions.

The MVA reflects changes in interest rates since the deposit period. When interest rates increase after the deposit period, the value of the investment decreases and the MVA amount may be negative. Conversely, when interest rates decrease after the deposit period, the value of the investment increases and the MVA amount may be positive. Therefore, the application of an MVA may increase or decrease the amount withdrawn from a guaranteed term to satisfy a withdrawal or transfer request.

An MVA will not apply to:

-- Amounts transferred or withdrawn at the end of a guaranteed term;

-- Transactions made under the maturity value transfer provision;

-- Transfers due to participation in the dollar cost averaging program*;

-- Amounts distributed under a systematic distribution option--see "Systematic
   Distribution Options" in the contract prospectus; or

-- Withdrawals for minimum distributions required by the Tax Code and for which the early withdrawal charge is waived.

* If you discontinue the dollar cost averaging program and transfer the amounts in it, subject to the Company's terms and conditions governing guaranteed terms, to another guaranteed term, an MVA will apply.

MVAs applied to withdrawals or transfers from the Guaranteed Account will be calculated as an "aggregate MVA," which is the sum of all MVAs applicable due to the withdrawal (see sidebar on this page for an example of the calculation of the aggregate MVA). The following withdrawals will be subject to an aggregate MVA only if it is positive:

-- Withdrawals due to the election of a lifetime income option; and

-- Unless otherwise noted, payment of a guaranteed death benefit (if paid within the first six months following death).

All other withdrawals will be subject to an aggregate MVA, regardless of whether it is positive or negative, including:

-- Withdrawals due to the election of a nonlifetime income option;

-- Payment of a guaranteed death benefit due to the death of a spousal beneficiary or a joint contract holder who continued the account in his or her name after the death of the other joint contract holder;

-- Payment of a guaranteed death benefit more than six months after the date of death (except under certain contracts issued in the State of New York); and

-- Full or partial withdrawals during the accumulation phase (an MVA may not apply in certain situations, as noted above).

CALCULATION OF THE MVA

The amount of the MVA depends upon the relationship between:

-- The deposit period yield of U.S. Treasury Notes that will mature in the last quarter of the guaranteed term; and

-- The current yield of such U. S. Treasury Notes at the time of withdrawal.

If the current yield is less than the deposit period yield, the MVA will decrease the amount withdrawn from a guaranteed term to satisfy a transfer or withdrawal request (the MVA will be positive). If the current yield is greater than the deposit period yield, the MVA will increase the amount withdrawn from a guaranteed term (the MVA will be negative or detrimental to the investor).

DEPOSIT PERIOD YIELD

We determine the deposit period yield used in the MVA calculation by considering interest rates prevailing during the deposit period of the guaranteed term from which the transfer or withdrawal will be made. First, we identify the Treasury Notes that mature in the last three months of the guaranteed term. Then, we determine their yield-to-maturity percentages for the last business day of each week in the deposit period. We then average the resulting percentages to determine the deposit period yield.

Treasury Note information may be found each business day in publications such as the Wall Street Journal, which publishes the yield-to-maturity percentages for all Treasury Notes as of the preceding business day.

CURRENT YIELD

We use the same Treasury Notes identified for the deposit period yield to determine the current yield--Treasury Notes that mature in the last three months of the guaranteed term. However, we use the yield-to-maturity percentages for the last business day of the week preceding the withdrawal and average those percentages to get the current yield.

MVA FORMULA

The mathematical formula used to determine the MVA is:

                      x
                     ----
                     365

   {    (1+i)    }
   {             }
       ------
   {    (1+j)    }

where I is the deposit period yield; J is the current yield; and X is the number of days remaining (computed from Wednesday of the week of withdrawal) in the guaranteed term. (For examples of how we calculate MVA, refer to Appendix I.)

We make an adjustment in the formula of the MVA to reflect the period of time remaining in the guaranteed term from the Wednesday of the week of a withdrawal.

CONTRACT CHARGES
----------------------------------------------

Certain charges may be deducted directly or indirectly from the funding options available under the contract, including the Guaranteed Account. The contract may have a maintenance fee of up to $30 that we will deduct, on an annual basis, pro rata from all funding options including the Guaranteed Account. We may also deduct a maintenance fee upon full withdrawal of a contract.

The contract may have an early withdrawal charge that we will deduct, if applicable, upon a full or partial withdrawal from the contract. If the withdrawal occurs prior to the maturity of a guaranteed term, both the early withdrawal charge and an MVA may be assessed.

We do not deduct mortality and expense risk charges and other asset-based charges that may apply to variable funding options from the Guaranteed Account. These charges are only applicable to the variable funding options.


If the premium bonus option is available under your contract and elected by you at the time of application, a charge will be deducted from amounts allocated to the Guaranteed Account, resulting in a 0.50% reduction in the interest which would have been credited to your account during the first seven account years if you had not elected the premium bonus option. See the "Fee Tables," "Fees" and "Premium Bonus Option" sections of the contract prospectus.


We may deduct a charge for premium taxes of up to 4% from amounts in the Guaranteed Account.

During the accumulation phase, transfer fees of up to $10 per transfer may be deducted from amounts held in or transferred from the Guaranteed Account.

Refer to the contract prospectus for details on contract deductions.

OTHER TOPICS
----------------------------------------------

THE COMPANY

We are a stock life insurance company organized under the insurance laws of the State of Connecticut in 1976 and an indirect wholly-owned subsidiary of ING Groep N.V., a global financial institution active in the fields of insurance, banking and asset management. Through a merger our operations include the business of Aetna Variable Annuity Life Insurance Company (formerly known as Participating Annuity Life Insurance Company, an Arkansas life insurance company organized in 1954).

Our principal executive offices are located at:

                             151 Farmington Avenue
                          Hartford, Connecticut 06156

INCOME PHASE

The Guaranteed Account may not be used as a funding option during the income phase. Amounts invested in guaranteed terms must be transferred to one or more of the options available to fund income payments before income payments can begin.

An aggregate MVA, as previously described, may be applied to amounts transferred to fund income payments before the end of a guaranteed term.

Amounts used to fund lifetime income payments will receive either a positive aggregate MVA or none at all; however, amounts transferred to fund a nonlifetime income payment option may receive either a positive or negative aggregate MVA. Refer to the contract prospectus for a discussion of the income phase.

INVESTMENTS

Amounts applied to the Guaranteed Account will be deposited to a nonunitized separate account established under Connecticut law. A nonunitized separate account is a separate account in which the contract holder does not participate in the performance of the assets through unit values or any other interest. Contract holders allocating funds to the nonunitized separate account do not receive a unit value of ownership of assets accounted for in this separate account. The risk of investment gain or loss is borne entirely by the Company. All Company obligations due to allocations to the nonunitized separate account are contractual guarantees of the Company and are accounted for in the separate account. All of the general assets of the Company are available to meet our contractual guarantees. To the extent provided for in the applicable contract, the assets of the nonunitized separate account are not chargeable with liabilities resulting from any other business of the Company. Income, gains and losses of the separate account are credited to or charged against the separate account without regard to other income, gains or losses of the Company.

TYPES OF INVESTMENTS. We intend to invest primarily in investment-grade fixed income securities including:

-- Securities issued by the United States Government;

-- Issues of United States Government agencies or instrumentalities (these issues may or may not be guaranteed by the United States Government);

-- Debt securities which have an investment grade, at the time of purchase, within the four highest grades assigned by Moody's Investors Services, Inc. (Aaa, Aa, A or Baa), Standard & Poor's Corporation (AAA, AA, A or BBB) or any other nationally-recognized rating service;

-- Other debt instruments, including those issued or guaranteed by banks or bank holding companies, and of corporations, which although not rated by Moody's, Standard & Poor's or other nationally-recognized rating services, are deemed by the Company's management to have an investment quality comparable to securities which may be purchased as stated above; and

-- Commercial paper, cash or cash equivalents and other short-term investments having a maturity of less than one year which are considered by the Company's management to have investment quality comparable to securities which may be purchased as stated above.

We may invest in futures and options. We purchase financial futures, related options and options on securities solely for non-speculative hedging purposes. Should securities prices be expected to decline, we may sell a futures contract or purchase a put option on futures or securities to protect the value of securities held in or to be sold for the nonunitized separate account. Similarly, if securities prices are expected to rise, we may purchase a futures contract or a call option against anticipated positive cash flow or may purchase options on securities.

We are not obligated to invest the assets attributable to the contract according to any particular strategy, except as required by Connecticut and other state insurance laws. The guaranteed interest rates established by the Company may not necessarily relate to the performance of the nonunitized separate account.

DISTRIBUTION OF CONTRACTS



Our subsidiary, Aetna Investment Services, LLC (AIS), serves as principal underwriter for the contracts. AIS, a Delaware limited liability company, is registered as a broker-dealer with the SEC. AIS is also a member of the National Association of Securities Dealers, Inc. and the Securities Investor Protection Corporation. AIS' principal office is located at 151 Farmington Avenue, Hartford, Connecticut 06156.


AIS may offer customers of certain broker-dealers special guaranteed rates in connection with the Guaranteed Account offered through the contracts and may negotiate different commissions for these broker-dealers. For additional information, see the contract prospectus.

TAXATION

You should seek advice from your tax adviser as to the application of federal (and where applicable, state and local) tax laws to amounts paid to or distributed under the contract. Refer to the contract prospectus for a discussion of tax considerations.

TAXATION OF THE COMPANY. We are taxed as a life insurance company under Part I of Subchapter L of the Internal Revenue Code of 1986, as amended. We own all assets supporting the contract obligations of the Guaranteed Account. Any income earned on such assets is considered income to the Company. We do not intend to make any provision or impose a charge under the contract with respect to any tax liability of the Company.

TAXATION OF PAYMENTS AND DISTRIBUTIONS. For information concerning the tax treatment of payments to and distributions from the contract, please refer to the contract prospectus.

EXPERTS


We have incorporated by reference into Post Effective Amendment No. 2 to the Registration Statement of which this prospectus is a part and/or into this prospectus:



-- The consolidated balance sheets of the Company as of December 31, 2000
   (Successor Company) and December 31, 1999 (Preacquisition Company) and the related consolidated statements of income, changes in shareholder's equity and cash flows for the period from December 1, 2000 to December 31, 2000 (Successor Company), and for the period from January 1, 2000 to November 30, 2000 and the years ended December 31, 1999 and 1998 (Preacquisition Company) and all related schedules for each of the years in the three-year period ended December 31, 2000; and



-- The reports of KPMG LLP covering the December 31, 2000 consolidated financial statements refer to the acquisition, effective November 30, 2000, by ING America Insurance Holdings Inc. of all of the outstanding stock of Aetna Inc., Aetna Life Insurance and Annuity Company's indirect parent and sole shareholder in a business combination accounted for as a purchase. As a result of the acquisition, the financial information for the periods after the acquisition is presented on a different cost basis than that for the periods before the acquisition and, therefore, is not comparable.



These statements are included in the Company's Annual Report on form 10-K for the year ended December 31, 2000. We have relied upon the reports of KPMG LLP, independent certified public accountants, and upon their authority as experts in accounting and auditing.

LEGAL MATTERS


The validity of the securities offered by this prospectus has been passed upon by Counsel to the Company.

FURTHER INFORMATION

This prospectus does not contain all of the information contained in the registration statement of which this prospectus is a part. Portions of the registration statement have been omitted from this prospectus as allowed by the Securities and Exchange Commission (SEC). You may obtain the omitted information from the offices of the SEC, as described below. We are required by the Securities Exchange Act of 1934 to file periodic reports and other information with the SEC. You may inspect or copy information concerning the Company at the Public Reference Room of the SEC at:

                       Securities and Exchange Commission
                              450 Fifth Street NW
                              Washington, DC 20549


You may also obtain copies of these materials at prescribed rates from the Public Reference Room of the above office. You may obtain information on the operation of the Public Reference Room by calling the SEC at either 1-800-SEC-0330 or 1-202-942-8090. You may also find more information about the Company at www.aetnafinancial.com.


A copy of the Company's annual report on Form 10-K for the year ended December 31, 2000 accompanies this prospectus. We refer to Form 10-K for a description of the Company and its business, including financial statements. We intend to send contract holders annual account statements and other such legally-required reports. We do not anticipate such reports will include periodic financial statements or information concerning the Company.

You can find this prospectus and other information the Company files electronically with the SEC on the SEC's web site at www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We have incorporated by reference the Company's latest Annual Report on Form 10-K, as filed with the SEC and in accordance with the Securities and Exchange Act of 1934. The Annual Report must accompany this prospectus. Form 10-K contains additional information about the Company including certified financial statements for the latest fiscal year. We were not required to file any other reports pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act since the end of the fiscal year covered by that Form 10-K. The registration statement for this prospectus incorporates some documents by reference. We will provide a free copy of any such documents upon the written or oral request of anyone who has received this prospectus. We will not include exhibits to those documents unless they are specifically incorporated by reference into the document. Direct requests to:

                    Aetna Life Insurance and Annuity Company
                             151 Farmington Avenue
                               Hartford, CT 06156
                                 1-800-262-3862

INQUIRIES

You may contact us directly by writing or calling us at the address or phone number shown above.

                                   APPENDIX I
                EXAMPLES OF MARKET VALUE ADJUSTMENT CALCULATIONS
------------------------------------------------------------------

The following are examples of market value adjustment (MVA) calculations using several hypothetical deposit period yields and current yields. These examples do not include the effect of any early withdrawal charge or other fees or deductions that may be assessed under the contract upon withdrawal.

EXAMPLE I

Assumptions:

i, the deposit period yield, is 8%

j, the current yield, is 10%

x, the number of days remaining (computed from Wednesday of the week of withdrawal) in the guaranteed term, is 927.

                             x
                            ----
                            365

         {    (1+i)    }
MVA =    {             }
             ------
         {    (1+j)    }

                         927
                         ----
                         365

         {  (1.08)  }
    =    {          }
            -----
         {  (1.10)  }

            =.9545

In this example, the deposit period yield of 8% is less than the current yield of 10%; therefore, the MVA is less than one. The amount withdrawn from the guaranteed term is multiplied by this MVA.

If a withdrawal or transfer of a specific dollar amount is requested, the amount withdrawn from a guaranteed term will be increased to compensate for the negative MVA amount. For example, a withdrawal request to receive a check for $2,000 would result in a $2,095.34 withdrawal from the guaranteed term.

Assumptions:

i, the deposit period yield, is 5%

j, the current yield, is 6%

x, the number of days remaining (computed from Wednesday of the week of withdrawal) in the guaranteed term, is 927.

                             x
                            ----
                            365

         {    (1+i)    }
MVA =    {             }
             ------
         {    (1+j)    }

                         927
                         ----
                         365

         {  (1.05)  }
    =    {          }
            -----
         {  (1.06)  }

            =.9762

In this example, the deposit period yield of 5% is less than the current yield of 6%; therefore, the MVA is less than one. The amount withdrawn from the guaranteed term is multiplied by this MVA.

If a withdrawal or transfer of a specific dollar amount is requested, the amount withdrawn from a guaranteed term will be increased to compensate for the negative MVA amount. For example, a withdrawal request to receive a check for $2,000 would result in a $2,048.76 withdrawal from the guaranteed term.

EXAMPLE II

Assumptions:

i, the deposit period yield, is 10%

j, the current yield, is 8%

x, the number of days remaining (computed from Wednesday of the week of withdrawal) in the guaranteed term, is 927.

                             x
                            ----
                            365

         {    (1+i)    }
MVA =    {             }
             ------
         {    (1+j)    }

                         927
                         ----
                         365

         {  (1.10)  }
    =    {          }
            -----
         {  (1.08)  }

            =1.0477

In this example, the deposit period yield of 10% is greater than the current yield of 8%; therefore, the MVA is greater than one. The amount withdrawn from the guaranteed term is multiplied by this MVA.

If a withdrawal or transfer of a specific dollar amount is requested, the amount withdrawn from a guaranteed term will be decreased to compensate for the positive MVA amount. For example, a withdrawal request to receive a check for $2,000 would result in a $1,908.94 withdrawal from the guaranteed term.

Assumptions:

i, the deposit period yield, is 5%

j, the current yield, is 4%

x, the number of days remaining (computed from Wednesday of the week of withdrawal) in the guaranteed term, is 927.

                             x
                            ----
                            365

         {    (1+i)    }
MVA =    {             }
             ------
         {    (1+j)    }

                         927
                         ----
                         365

         {  (1.05)  }
    =    {          }
            -----
         {  (1.04)  }

            =1.0246

In this example, the deposit period yield of 5% is greater than the current yield of 4%; therefore, the MVA is greater than one. The amount withdrawn from the guaranteed term is multiplied by this MVA.

If a withdrawal or transfer of a specific dollar amount is requested, the amount withdrawn from a guaranteed term will be decreased to compensate for the positive MVA amount. For example, a withdrawal request to receive a check for $2,000 would result in a $1,951.98 withdrawal from the guaranteed term.

                                  APPENDIX II
                   EXAMPLES OF MARKET VALUE ADJUSTMENT YIELDS
------------------------------------------------------------------

The following hypothetical examples show the MVA based upon a given current yield at various times remaining in the guaranteed term. Table A illustrates the application of the MVA based upon a deposit period yield of 10%; Table B illustrates the application of the MVA based upon a deposit period yield of 5%. The MVA will have either a positive or negative influence on the amount withdrawn from or remaining in a guaranteed term. Also, the amount of the MVA generally decreases as the end of the guaranteed term approaches.

TABLE A: DEPOSIT PERIOD YIELD OF 10%

          CHANGE IN
           DEPOSIT
CURRENT    PERIOD                            TIME REMAINING TO
 YIELD      YIELD                       MATURITY OF GUARANTEED TERM
-------   ---------   ---------------------------------------------------------------
                      8 YEARS    6 YEARS    4 YEARS    2 YEARS     1 YEAR    3 MONTHS
                      --------   --------   --------   --------   --------   --------
    15%         +5%    -29.9%     -23.4%     -16.3%      -8.5%      -4.3%      -1.1%
    13%         +3%    -19.4      -14.9      -10.2       -5.2       -2.7       -0.7
    12%         +2%    -13.4      -10.2       -7.0       -3.5       -1.8       -0.4
    11%         +1%     -7.0       -5.3       -3.6       -1.8       -0.9       -0.2
     9%         -1%      7.6        5.6        3.7        1.8        0.9        0.2
     8%         -2%     15.8       11.6        7.6        3.7        1.9        0.5
     7%         -3%     24.8       18.0       11.7        5.7        2.8        0.7
     5%         -5%     45.1       32.2       20.5        9.8        4.8        1.2

TABLE B: DEPOSIT PERIOD YIELD OF 5%

          CHANGE IN
           DEPOSIT
CURRENT    PERIOD                            TIME REMAINING TO
 YIELD      YIELD                       MATURITY OF GUARANTEED TERM
-------   ---------   ---------------------------------------------------------------
                      8 YEARS    6 YEARS    4 YEARS    2 YEARS     1 YEAR    3 MONTHS
                      --------   --------   --------   --------   --------   --------
     9%         +4%    -25.9%     -20.1%     -13.9%      -7.2%      -3.7%      -0.9%
     8%         +3%    -20.2      -15.6      -10.7       -5.5       -2.8       -0.7
     7%         +2%    -14.0      -10.7       -7.3       -3.7       -1.9       -0.5
     6%         +1%     -7.3       -5.5       -3.7       -1.9       -0.9       -0.2
     4%         -1%      8.0        5.9        3.9        1.9        1.0        0.2
     3%         -2%     16.6       12.2        8.0        3.9        1.9        0.5
     2%         -3%     26.1       19.0       12.3        6.0        2.9        0.7
     1%         -4%     36.4       26.2       16.8        8.1        4.0        1.0

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Not Applicable

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 21 of Public Act No. 97-246 of the Connecticut General Assembly (the "Act") provides that a corporation may provide indemnification of or advance expenses to a director, officer, employee or agent only as permitted by Sections 33-770 to 33-778, inclusive, of the Connecticut General Statutes, as amended by Sections 12 to 20, inclusive, of this Act. Reference is hereby made to Section 33-771(e) of the Connecticut General Statutes ("CGS") regarding indemnification of directors and Section 33-776(d) of CGS regarding indemnification of officers, employees and agents of Connecticut corporations. These statutes provide in general that Connecticut corporations incorporated prior to January 1, 1997 shall, except to the extent that their certificate of incorporation expressly provides otherwise, indemnify their directors, officers, employees and agents against "liability" (defined as the obligation to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding) when
(1) a determination is made pursuant to Section 33-775 that the party seeking indemnification has met the standard of conduct set forth in Section 33-771 or
(2) a court has determined that indemnification is appropriate pursuant to
Section 33-774. Under Section 33-775, the determination of and the authorization for indemnification are made (a) by the disinterested directors, as defined in
Section 33-770(3); (b) by special counsel; (c) by the shareholders; or (d) in the case of indemnification of an officer, agent or employee of the corporation, by the general counsel of the corporation or such other officer(s) as the board of directors may specify. Also, Section 33-772 provides that a corporation shall indemnify an individual who was wholly successful on the merits or otherwise against reasonable expenses incurred by him in connection with a proceeding to which he was a party because he was a director of the corporation. Pursuant to Sections 33-771(d), in the case of a proceeding by or in the right of the corporation or with respect to conduct for which the director, officer, agent or employee was adjudged liable on the basis that he received a financial benefit to which he was not entitled, indemnification is limited to reasonable expenses incurred in connection with the proceeding against the corporation to which the individual was named a party.

The statute does specifically authorize a corporation to procure indemnification insurance on behalf of an individual who was a director, officer, employer or agent of the corporation. Consistent with the statute, ING Groep N.V. has procured insurance from Lloyd's of London and several major United States excess insurers for its directors and officers and the directors and officers of its subsidiaries, including the Depositor.

ITEM 16.  EXHIBITS

      Exhibits
         (4)  Instruments Defining the Rights of Security Holders:
              (a)    Variable Annuity Contract (G-CDA-97(NY))(1)
              (b) Variable Annuity Contract Certificate (GMCC-97(NY)) to Contract G-CDA-97(NY)(1)
              (c)    Variable Annuity Contract (G-MP1(5/97))(2)
              (d)    Variable Annuity Contract Certificate (MP1CERT(5/97))(2)
              (e)    Variable Annuity Contract (I-MP1(5/97))(2)
              (f)    Variable Annuity Contract (G-MP1(5/96))(3)
              (g)    Variable Annuity Contract Certificate (MP1CERT(5/96))(3)
              (h)    Variable Annuity Contract (I-MP1(5/96))(3)
              (i)    Variable Annuity Contract (G-CDA-96(NY))(3)
              (j)    Variable Annuity Contract Certificate (GMCC-96(NY))(3)
              (k) Variable Annuity Contracts and Certificates (G-CDA-IC(NQ)), (G-CDA-IC(IR)), (I-CDA-IC(NQ/MP)), (I-CDA-IC(IR/MP)) and (GMCC-IC(NQ))(4)
              (l) Variable Annuity Contracts and Certificates (G-CDA-IC(IR/NY)), (GMCC-IC(IR/NY)), (G-CDA-IC(NQ/NY)) and (GMCC-IC(NQ/NY))(5)
              (m)    Variable Annuity Contract Certificate (GMCC-IC(IR))(6)
              (n) Endorsements (MP1IRA(5/97)) and (I-MP1IRA(5/97)) to Contract G-MP1(5/96) and Certificate MP1CERT(5/96)(3)
              (o) Endorsements (MP1QP(5/97)) and (I-MP1QP(5/97)) to Contract G-MP1(5/96) and Certificate MP1CERT(5/96)(3)
              (p) Endorsements (MP1TDA(5/97)) and (I-MP1TDA(5/97)) to Contract G-MP1(5/96) and Certificate MP1CERT(5/96)(3)
              (q) Endorsements (MP1DC(5/97)) and (I-MP1DC(5/97)) to Contract G-MP1(5/96) and Certificate MP1CERT(5/96)(3)
              (r) Endorsement (G-MP1IRA(11/96)) to Contract G-CDA-96(NY) and Certificate GMCC-96(NY)(3)
              (s) Endorsement (MP1END(9/97)) to Contract G-MP1(5/97) and Certificate MP1CERT(5/97)(7)
              (t)    Endorsement (I-MP1END(9/97)) to Contract I-MP1(5/96)(2)
              (u)    Endorsement (E1-MPROTH-97) to Contract G-MP1(5/97)(1)
              (v)    Endorsement (EI1MPROTH-97) to Contract I-MP1(5/97)(1)
              (w)    Endorsement (MP1IRA(11/97)) to Contract G-MP1(5/97)(1)
              (x)    Endorsement (I-MP1IRA(11/97)) to Contract I-MP1(5/97)(1)
              (y)    Endorsement (I-MP1END(9/97)) to Contract I-MP1(5/97)(1)
              (z)    Endorsement (MPNQEND(4/95)) to Contract G-CDA-IC(NQ)(8)
              (aa)   Endorsement (MPIREND(4/95)) to Contract G-CDA-IC(IR)(8)

              (bb)   Endorsement (IMPNQEND(4/95)) to Contract I-CDA-IC(NQ/MP)(8)
              (cc)   Endorsement (IMPIREND(4/95)) to Contract I-CDA-IC(IR/MP)(8)
              (dd) Endorsement (EMPGET98) to Contract G-MP1(5/97) and Certificate MP1CERT(5/97)(9)
              (ee)   Endorsement (MPNQCERTEND(4/95)) to Certificate
                     GMCC-IC(NQ)(8)
              (ff)   Endorsement (MPIRCERTEND(4/95)) to Certificate
                     GMCC-IC(IR)(8)
              (gg) Contract Schedule I Accumulation Period (G-MP1(11/97)-5) to Group Contract G-MP1(5/97)(1)
              (hh) Contact Schedule I Accumulation Period (I-MP1(11/97)-5) to Individual Contract I-MP1(5/97)(1)
              (ii)   Variable Annuity Contract Application (300-MAR-IB)(10)
              (jj)   Variable Annuity Contract Application (710.6.13)(10)
              (kk)   Variable Annuity Contract Application (MPAPPNY(1/96))(1)
              (ll) Aetna Growth Plus Group Variable, Fixed or Combination Annuity Contract (Nonparticipating) (G-CDA-GPI(4/94))(11)
              (mm) Aetna Growth Plus Individual Variable, Fixed or Combination Annuity Contract (Nonparticipating) (I-CDA-GPI(4/94))(11)
              (nn)   Certificate of Group Annuity Coverage (GP1CERT(4/94))(11)
              (oo) Variable Fixed or Combination Annuity Contract (Nonparticipating) (I-GP1(5/96))(12)
              (pp) Group Variable, Fixed or Combination Annuity Contract (Nonparticipating) (G-GP1(5/96))(12)
              (qq)   Certificate of Group Annuity Coverage (GP1CERT(5/96))(12)
              (rr)   Application for Growth Plus (GPAPPNY(1/96))(11)
              (ss) Application for Aetna Growth Plus Group Variable, Fixed or Combination Annuity Contract (Nonparticipating) (GP1APP(4/94))(11)
              (tt) Application for Aetna Growth Plus Individual Variable, Fixed or Combination Annuity Contract (Nonparticipating) (I-GP1APP(4/94))(11)
              (uu)   Variable Annuity Contract (GM-VA-98)(13)
              (vv)   Variable Annuity Contract Certificate (GMC-VA-98)(13)
              (ww)   Variable Annuity Contract (GM-VA-98(NY))(14)
              (xx)   Variable Annuity Contract Certificate (GMC-VA-98(NY))(14)
              (yy)   Endorsement (EVAGET98)(15)
              (zz)   Endorsement (EGET-99) to Contracts and Certificate Nos.:
                     G-CDA-97(NY), GMCC-97(NY), G-MP1(5/97), MP1CERT(5/97),
                     MP1END(9/97), E1-MPROTH-97, MP1IRA(11/97), EMPGET98,
                     GM-VA-98, GMC-VA-98 and I-MP1(5/97)(16)
              (aaa)  Endorsement (EVA-PB-00))(17)
              (bbb)  Endorsement (EVA-PB-00(NY))(18)
              (ccc)  Variable Annuity Contract Application (9.5.89-6(9/98))(19)
              (ddd)  Variable Annuity Contract GM-VA-99(PB)(20)
              (eee)  Variable Annuity Contract Certificate GMC-VA-99(PB)(20)

              (fff) Endorsement EM-ROTH-99(PB) to Contract GM-VA-99(PB) and Certificate GMC-VA-99(PB)(20)
              (ggg) Endorsement EM-IRA-99(PB) to Contract GM-VA-99(PB) and Certificate GMC-VA-99(PB)(20)
              (hhh) Endorsement EM-TDA-99(PB) to Contract GM-VA-99(PB) and Certificate GMC-VA-99(PB)(20)
              (iii) Endorsement EGET-00 to Contract GM-VA-99(PB) and Certificate GMC-VA-99(PB)(20)
              (jjj)  Variable Annuity Contract (G-CCV-00)(21)
              (kkk)  Variable Annuity Contract Certificate (GC-CVA-00)(21)
         (5)      Opinion re Legality
         (10) Material contracts are listed under Item 14(a)10 in the Company's Form 10-K for the fiscal year ended December 31, 2000 (File No. 33-23376), as filed with the Commission on March 30, 2001. Each of the Exhibits so listed is incorporated by reference as indicated in the Form 10-K.
         (13) Aetna Life Insurance and Annuity Company Form 10-K for the fiscal year ended December 31, 2000
         (23)     (a) Consent of Independent Auditors
                  (b) Consent of Legal Counsel (included in Exhibit (5) above)
         (24)     (a) Powers of Attorney
                  (b) Certificate of Resolution Authorizing Signature by Power
                      of Attorney(22)

Exhibits other than those listed above are omitted because they are not required or are not applicable.

1. Incorporated by reference to Post-Effective Amendment No. 32 to Registration Statement on Form N-4 (File No. 33-34370), as filed on December 16, 1997.
2. Incorporated by reference to Post-Effective Amendment No. 30 to Registration Statement on Form N-4 (File No. 33-34370), as filed on September 29, 1997.
3. Incorporated by reference to Post-Effective Amendment No. 26 to Registration Statement on Form N-4 (File No. 33-34370), as filed on February 21, 1997.
4. Incorporated by reference to Post-Effective Amendment No. 15 to Registration Statement on Form N-4 (File No. 33-34370), as filed on
     April 19, 1994.
5. Incorporated by reference to Post-Effective Amendment No. 1 to Registration Statement on Form N-4 (File No. 33-87932), as filed on September 19, 1995.
6. Incorporated by reference to Post-Effective Amendment No. 37 to Registration Statement on Form N-4 (File No. 33-34370), as filed on
     April 9, 1999.
7. Incorporated by reference to Post-Effective Amendment No. 33 to Registration Statement on Form N-4 (File No. 33-34370), as filed on February 27, 1998.
8. Incorporated by reference to Post-Effective Amendment No. 34 to Registration Statement on Form N-4 (File No. 33-87932), as filed on February 27, 1998.
9. Incorporated by reference to Post-Effective Amendment No. 37 to Registration Statement on Form N-4 (File No. 33-34370), as filed on September 14, 1998.

10. Incorporated by reference to Post-Effective Amendment No. 29 to Registration Statement on Form N-4 (File No. 33-34370), as filed on
     August 18, 1997.
11. Incorporated by reference to Post-Effective Amendment No. 8 to Registration Statement on Form N-4 (File No. 33-79122), as filed on April 17, 1998.
12. Incorporated by reference to Post-Effective Amendment No. 7 to Registration Statement on Form N-4 (File No. 33-79122), as filed on April 22, 1996.
13. Incorporated by reference to Registration Statement on Form N-4 (File No. 333-56297), as filed on June 8, 1998.
14. Incorporated by reference to Post-Effective Amendment No. 18 to Registration Statement on Form N-4 (File No. 333-56297), as filed on
     August 30, 2000.
15. Incorporated by reference to Post-Effective Amendment No. 1 to Registration Statement on Form N-4 (File No. 333-56297), as filed on September 14, 1998.
16. Incorporated by reference to Post-Effective Amendment No. 13 to Registration Statement on Form N-4 (File No. 333-01107), as filed on
     April 7, 1999.
17. Incorporated by reference to Post-Effective Amendment No. 15 to Registration Statement on Form N-4 (File No. 333-56297), as filed on May 8, 2000.
18. Incorporated by reference to Post-Effective Amendment No. 21 to Registration Statement on Form N-4 (File No. 333-56297), as filed on December 13, 2000.
19. Incorporated by reference to Post-Effective Amendment No. 5 to Registration Statement on Form N-4 (File No. 333-56297), as filed on February 25, 1999.
20. Incorporated by reference to Pre-Effective Amendment No. 1 to Registration Statement on Form N-4 (File No. 333-87305), as filed on December 13, 1999.
21. Incorporated by reference to Pre-Effective Amendment No. 1 to Registration Statement on Form N-4 (File No. 333-37448), as filed on August 11, 2000.
22. Incorporated by reference to Post-Effective Amendment No. 5 to Registration Statement on Form N-4 (File No. 33-75986), as filed on April 12, 1996.

ITEM 17.  UNDERTAKINGS

     The undersigned registrant hereby undertakes as follows, pursuant to Item 512 of Regulation S-K:

     (a) Rule 415 offerings:

         (1) To file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material changes to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (h) Request for Acceleration of Effective Date:

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 18.  FINANCIAL STATEMENTS AND SCHEDULES

Not Applicable

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-2 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement on Form S-2 (File No. 333-34014) to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Hartford, State of Connecticut, on this 4th day of April, 2001.

                                        AETNA LIFE INSURANCE AND ANNUITY COMPANY
                                        (REGISTRANT)

                                        By:  Thomas J. McInerney *
                                            ------------------------------------
                                             Thomas J. McInerney
                                             President

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                   TITLE                                      DATE
---------                   -----                                      ----

 Thomas J. McInerney*       Director and President                )
--------------------------  (principal executive officer)         )
 Thomas J. McInerney                                              )
                                                                  )
 Wayne R. Huneke*           Director and Chief Financial Officer  )    April
--------------------------                                        )    4, 2001
 Wayne R. Huneke                                                  )
                                                                  )
 Randy Lowery*              Director                              )
--------------------------                                        )
 Phillip R. Lowery                                                )
                                                                  )
 Robert C. Salipante*       Director                              )
--------------------------                                        )
 Robert C. Salipante                                              )
                                                                  )
 Mark A. Tullis*            Director                              )
--------------------------                                        )
 Mark A. Tullis                                                   )
                                                                  )
 Deborah Koltenuk*          Corporate Controller                  )
--------------------------                                        )
 Deborah Koltenuk                                                 )


By:  /s/ Michael A. Pignatella
    -------------------------------------------
     Michael A. Pignatella
     *Attorney-in-Fact

                                  EXHIBIT INDEX


EXHIBIT NO.         EXHIBIT

16(5)         Opinion re: Legality
                                                                     -----------

16(13)        Aetna Life Insurance and Annuity Company Form 10-K
              for the fiscal year ended December 31, 2000
                                                                     -----------

16(23)(a)     Consent of Independent Auditors
                                                                     -----------

16(23)(b)     Consent of Legal Counsel                                    *

16(24)(a)     Powers of Attorney
                                                                     -----------

*Included in Exhibit 16(5) above